Exhibit 99.1

AITX Reports Q1 FY2027 Results: Total Revenue of $1.83 Million; Revenue Excluding Largest Customer Up 52%; Operating Loss and Cash Use Narrow

June Recurring Monthly Revenue Up 15%; SARA and Additional ROAMEO Deployments Positioned to Support Q2 Growth

Detroit, Michigan, July 15, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced its reviewed but unaudited financial results for the first quarter of fiscal year 2027 ("Q1 FY2027"), as reported in the Company's Form 10-Q for the period ended May 31, 2026, filed with the Securities and Exchange Commission. The Form 10-Q is available at https://tinyurl.com/aitx-q1-fy27 and on the SEC's website at www.sec.gov.

Management views Q1 FY2027 as a foundational commercialization quarter in which the Company continued investing in and advancing several initiatives expected to contribute more meaningfully during the remainder of the fiscal year.

These initiatives included:

● Advancing SARA™ from product development toward paid commercial activation;

● Placing the first two ROAMEO™ autonomous security patrol vehicles into commercial service and recurring billing;

● Advancing production and deployment preparations for two additional contracted ROAMEO units;

● Completing and expanding technology and monitoring-platform integrations, including the integration of RAD's hardware line with Immix; and

● Consolidating the Company's residential initiatives into its enterprise business to focus engineering, marketing and sales resources on higher-value commercial opportunities.

Q1 followed a higher revenue year-end quarter and reflected reduced sales to the Company's largest customer. This reduction offset growth across the Company's broader customer base, resulting in total revenue declining approximately 1% year over year and approximately 8% from the immediately preceding quarter.

Revenue from customers other than the Company's largest customer increased approximately 52% compared with the prior-year period and approximately 16% compared with the immediately preceding quarter, demonstrating continued expansion and diversification across the Company's broader customer base. Revenue from the Company's largest customer totaled approximately $367,883 in Q1 FY2027, compared with approximately $894,830 in the prior-year period and approximately $728,122 in the immediately preceding quarter, a decline of approximately 59% year over year and approximately 50% sequentially.

Preliminary June results showed a month-over-month increase in recurring monthly revenue. While a single month-over-month comparison does not establish a sustained trend, management views the June increase as an encouraging early indicator of renewed recurring revenue growth. Based on unaudited and unreviewed internal accounting records, recurring monthly revenue recognized in accordance with generally accepted accounting principles ("GAAP") during June 2026 was approximately 15% higher than recurring monthly revenue recognized during May 2026.

The June increase reflected initial SARA activations, which contributed approximately $10,000 of recurring monthly revenue during the month, together with recurring revenue from two ROAMEO units that were installed, accepted by customers and generating recurring revenue.

Management believes the addition of pending SARA deployments and activations, along with two additional contracted ROAMEO deployments, may further support recurring monthly revenue growth during the remainder of Q2 and throughout fiscal 2027.

Q1 FY2027 Financial Highlights

Revenue: Revenue for the three months ended May 31, 2026 totaled $1,831,202, compared with $1,854,837 for the three months ended May 31, 2025 and $1,991,592 in the immediately preceding quarter ended February 28, 2026. Total revenue was approximately 1% lower year over year, primarily reflecting reduced sales to the Company's largest customer, and approximately 8% lower than the immediately preceding quarter.

Revenue Excluding Largest Customer: Revenue from customers other than the Company's largest customer totaled $1,463,319, compared with $960,007 for the three months ended May 31, 2025 and $1,263,470 in the immediately preceding quarter. This represents growth of approximately 52% year over year and approximately 16% sequentially, demonstrating continued expansion and diversification across the Company's broader customer base.

Gross Profit: Gross profit totaled $1,183,824 for the three months ended May 31, 2026, representing a gross margin of approximately 65%, compared with gross profit of $1,233,501 and a gross margin of approximately 67% for the three months ended May 31, 2025. Gross margin declined approximately 2 percentage points year over year.

Operating Expenses: Operating expenses declined to $3,893,188 for the three months ended May 31, 2026, compared with $4,412,170 for the three months ended May 31, 2025. The approximately 12% reduction reflects continued expense discipline and improved alignment of resources with the Company's enterprise growth priorities.

Loss from Operations: Loss from operations narrowed to $2,709,364 for the three months ended May 31, 2026, compared with $3,178,669 for the three months ended May 31, 2025, an improvement of approximately 15%. Management believes the reduced loss reflects continued expense discipline and improved resource alignment, achieved even as the Company continued investing in its commercialization initiatives.

Net Loss: Net loss totaled $5,715,838 for the three months ended May 31, 2026, compared with $4,594,018 for the three months ended May 31, 2025. Although loss from operations narrowed, net loss increased approximately 24%, primarily reflecting approximately $3.0 million of non-operating costs for the period, principally interest expense and changes in the fair value of derivative and warrant liabilities, compared with approximately $1.4 million of such costs in the prior-year period. Net loss per share (basic and diluted) was $(0.02), compared with $(0.03) for the prior-year period; the per-share figures reflect a weighted average share count that increased to approximately 326.0 million shares from approximately 155.2 million shares.

Operating Cash Use: Net cash used in operating activities declined to $2,759,307 for the three months ended May 31, 2026, compared with $3,321,185 in the prior-year period, an improvement of approximately 17% and further progress in reducing the cash required to support the Company's operations.

Cash and Cash Equivalents: Cash and cash equivalents totaled $94,643 as of May 31, 2026, compared with $109,043 as of February 28, 2026.

June Recurring Monthly Revenue: Based on preliminary, unaudited and unreviewed internal accounting records, recurring monthly revenue recognized in accordance with GAAP during June 2026 increased approximately 15% compared with May 2026. The increase included approximately $10,000 of recurring monthly revenue from initial SARA activations and recurring revenue from only two ROAMEO deployments.

Q2 Outlook: Based on preliminary unaudited internal results, currently scheduled deployments and anticipated recurring revenue activations, management presently expects Q2 FY2027 revenue to exceed Q1 FY2027 revenue by more than 10%. This expectation assumes no further material reduction in orders from the Company's largest customer, whose purchases declined in Q1 FY2027 as described above. The quarter remains in progress, and actual results may differ.

"Q1 was a building quarter," said Steve Reinharz, CEO, CTO and founder of AITX. "Total revenue was down slightly year over year, about 1%, and lower than a strong preceding quarter, as reduced sales to our largest customer offset strong growth across the balance of our customer base. Revenue from our other customers increased approximately 52%, operating expenses declined approximately 12% and operating cash use improved approximately 17%. Underneath the headline revenue number, we believe the business became broader and more efficient, and we recognize there is meaningful execution ahead."

Reinharz continued, "We advanced SARA's commercial activation, placed the first two ROAMEOs into recurring billing, prepared two additional contracted ROAMEOs for deployment, completed significant platform integration work and sharpened our focus on enterprise opportunities. June's 15% increase in recurring monthly revenue came with an initial, modest SARA contribution of approximately $10,000 in recurring monthly revenue and with only two ROAMEOs billing. We believe that provides a starting point for the balance of the year, while recognizing that continued execution is required."

SARA Begins Transition to Revenue-Generating Software

The Company's recurring revenue platform is entering a new phase as SARA, the Company's proprietary agentic AI platform, has begun initial paid commercial activation, contributing approximately $10,000 of recurring monthly revenue in June 2026.

The Company's previously announced SARA backlog consists of signed customer contracts currently progressing toward deployment and represents approximately $100,000 in additional potential recurring monthly revenue once fully deployed, beyond the initial activations described above. Activations from this backlog are expected to begin coming online during Q2 FY2027.

The timing and amount of recognized revenue will depend on installation schedules, technical integration, customer readiness, acceptance, activation and other implementation requirements. There can be no assurance that the entire backlog will be activated within Q2 or during the current fiscal year.

SARA is designed to support RAD devices and compatible third-party camera environments with AI-assisted monitoring, autonomous engagement, event response, incident reporting and related functionality.

Because SARA can be added to portions of the Company's installed enterprise base and to new customer deployments, management believes it has the potential to expand recurring software revenue without requiring a corresponding new proprietary hardware sale for every license.

Contracted ROAMEO Deployments Expected to Double During Q2

ROAMEO, the Company's autonomous security patrol vehicle, continues its commercial rollout.

Two ROAMEO units were installed, accepted and generating recurring revenue entering Q2. The Company currently has four contracted ROAMEO units in total and expects the two additional units to become installed, accepted and revenue-producing by the end of Q2 FY2027.

If completed as expected, active revenue-producing ROAMEO deployments would increase from two to four during the quarter.

Management believes these deployments represent continued enterprise validation of the ROAMEO platform and provide opportunities for recurring hardware, software, monitoring and service revenue. Deployment timing remains subject to production, transportation, site readiness, installation, customer acceptance and other factors.

RADCam Technology Redirected to Enterprise Markets

The Company has discontinued its RADCam™ Residential initiative after determining that successfully penetrating the consumer market would require a substantially larger dedicated marketing budget than the Company was prepared to commit.

Rather than continue pursuing a capital-intensive direct-to-consumer strategy, the Company redirected RADCam engineering and product resources toward enterprise applications.

RADCam technology has been developed to operate as a seamless addition to the RADSoC™ ecosystem and other enterprise deployments. As of July 15, 2026, more than 200 RADCam units have been deployed in enterprise settings, where they support commercial security, monitoring and related applications.

Management believes the consolidation reduces organizational complexity, improves capital allocation and concentrates the Company's engineering, sales and marketing resources on the enterprise market in which RAD has established customers, channels, support infrastructure and operating experience.

Outlook for the Remainder of Fiscal 2027

Management believes several initiatives that were developmental or in their earliest commercial stages during Q1 are positioned to begin contributing more meaningfully during Q2 and the remainder of fiscal 2027. These include:

● Continued activation of revenue-producing SARA licenses;

● Expansion of ROAMEO deployments from two to four contracted units;

● Continued growth in recurring monthly revenue from the installed RAD device base;

● Broader commercial availability of enterprise-focused RADCam solutions;

● Increased utilization of the Immix integration by customers, dealers, integrators and monitoring centers; and

● Continued expense discipline and concentration of resources on enterprise revenue opportunities.

The Company's current internal forecast continues to target achieving at least one month of positive cash flow from operating activities during calendar 2026, with the objective of sustaining positive monthly operating cash flow thereafter.

This objective remains dependent on revenue growth, deployment timing, customer collections, gross margins, operating expenses, capital requirements and other factors. There can be no assurance that the Company will achieve a positive operating cash-flow month within the anticipated period or that positive monthly operating cash flow, once achieved, will be sustained.

"We have spent years building this business one customer, one deployment and one recurring revenue stream at a time," Reinharz added. "Our task now is execution: activate SARA, bring the additional ROAMEOs into commercial service, continue growing recurring monthly revenue and maintain discipline around expenses and capital allocation."

"We believe Q1 helped establish the foundation. June showed a month-over-month increase in recurring revenue, though a single month is not yet a trend. The balance of the year is about converting the opportunities we have created into active deployments and durable recurring revenue."

Preliminary June and Q2 Information

Information regarding June 2026 recurring monthly revenue and the Company's Q2 FY2027 outlook is preliminary, unaudited and unreviewed, is based on internal accounting records and estimates, and is subject to adjustment.

For purposes of this release, recurring monthly revenue means revenue recognized in accordance with GAAP during the applicable month from recurring rental, software, monitoring and service arrangements.

The information should not be considered a substitute for the Company's complete financial results for Q2 FY2027, which will be reported in the Company's applicable filing with the Securities and Exchange Commission.

About Artificial Intelligence Technology Solutions, Inc.

Artificial Intelligence Technology Solutions, Inc. is a developer and operator of AI-driven security and productivity solutions for enterprise clients.

Through its subsidiaries, including Robotic Assistance Devices, Inc., the Company develops and delivers artificial intelligence, autonomous response, robotics, software and remote monitoring technologies intended to help organizations improve security operations, enhance situational awareness and address labor and cost challenges.

Additional information is available at www.aitx.ai and www.radsecurity.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for Q2 FY2027 revenue; anticipated recurring monthly revenue growth; the timing, number and financial contribution of SARA activations; the value and conversion of the SARA backlog; anticipated ROAMEO production, installation, acceptance and billing; the expected increase in revenue-producing ROAMEO deployments from two to four; potential revenue from RADCam Enterprise and Immix-integrated products; the Company's expected allocation of engineering, marketing and sales resources; anticipated expense reductions or operating efficiencies; customer adoption; and the Company's forecast regarding the achievement and potential continuation of positive monthly cash flow from operating activities during calendar 2026.

Forward-looking statements are based on management's current expectations, estimates, forecasts and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Such risks and uncertainties include, among others, the Company's ability to obtain sufficient financing and working capital; the Company's liquidity and cash position; customer concentration and reduced orders from the Company's largest customer; customer cancellations and contract expirations; the timing of product manufacturing and deployment; supply-chain availability; product performance; technical integration; customer site readiness and acceptance; the timing and amount of customer payments; the conversion of announced orders, backlog or opportunities into recognized revenue; demand for the Company's products and services; competitive conditions; gross-margin variability; operating expenses; non-operating costs, including interest expense and changes in the fair value of derivative liabilities; potential dilution from equity and convertible financings; regulatory developments; and general economic and market conditions.

Backlog, contracted devices and anticipated deployments may not result in recognized revenue within the expected period or at all. There can be no assurance that SARA licenses will be activated as anticipated, that the additional ROAMEO units will be deployed or accepted during Q2, that Q2 revenue will exceed Q1 revenue by the amount currently expected, that recurring monthly revenue growth will continue, that the Company will achieve a positive operating cash-flow month during calendar 2026 or that positive monthly operating cash flow, once achieved, will be sustained.

Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect subsequent events, circumstances or changes in expectations.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com